UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060
Washington, D.C. 20549	Expires: October 31, 2007
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2007

Maidenform Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

154 Avenue E
Bayonne, NJ 07002
(Address of principal executive offices) (Zip Code)

(201) 436-9200
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 15, 2007, Maidenform Brands, Inc. (the “Company”) entered into a Credit Agreement, dated as of June 15, 2007, by and among the Company, Maidenform, Inc., as borrower (the “Borrower”), the financial institutions listed as lenders on the signature pages thereof (the “Lenders”), Bank of America, N.A., as administrative agent, swing line lender and issuing lender, and Caisse de dépôt et placement du Québec, as sole lead arranger (the “Credit Agreement”).  The Credit Agreement provides the Company with a new senior secured credit facility consisting of a 7-year, $100.0 million amortizing first lien term loan (the “Term Loan”) and a 5-year, $50.0 million revolving loan facility (the “Revolving Loan” and together with the Term Loan, “Credit Facility”).

Borrowing Availability.  The maximum amount available for borrowing under the Revolving Loan is subject to a borrowing base cap equal to (i) 85% of eligible accounts receivable and 50% of eligible inventory less (ii) reserves established from time to time by the administrative agent under the Credit Facility in its reasonable credit judgment.  Subject to the conditions stated in the Credit Agreement, the Borrower may borrow, prepay and reborrow amounts under the Revolving Loan at any time during the term of the Revolving Loan.

Guarantees and security.  The borrowings and other obligations under the Credit Facility and the guarantees are secured by a first priority perfected lien, subject to certain permitted liens, on substantially all of the personal property assets, and certain real property, of the Borrower, the Company and the domestic subsidiaries of the Borrower.  The collateral includes a pledge of 100% of the capital stock of the Borrower and its domestic subsidiaries and 65% of the capital stock of its foreign subsidiaries.

Interest rate and fees.  In general, borrowings under the Credit Facility bear interest based, at our option, on the base rate or LIBOR, plus a margin.  The base rate margin and the LIBOR margin will be determined on a quarterly basis based on the leverage ratio of the Company and its subsidiaries for the preceding four fiscal quarters.  The base rate is the higher of (i) the administrative agent’s prime rate then in effect and (ii) the federal funds rate then in effect plus 0.50%.  Additional fees are payable under the Credit Facility including (i) a fee on outstanding letters of credit equal to the margin over LIBOR applicable to the Revolving Loan, (ii) a letter of credit fronting fee equal to 0.25% per annum on the daily amount available to be drawn under outstanding letters of credit and (3) an unused line fee on the maximum principal amount undrawn under the Revolving Loan ranging from 0.35% to 0.15% determined on a quarterly basis based on the leverage ratio of the Company and its subsidiaries for the preceding four fiscal quarters.

Term loan payments and maturity.  The Term Loan matures on June 15, 2014 and the Revolving Loan matures on June 15, 2012.  Principal payments on the Term Loan are payable in quarterly installments commencing on September 28, 2007, based on an amortization schedule pursuant to which $275,000 is payable each fiscal quarter with all remaining amounts due on the maturity date.  In addition, subject to specified exceptions and limitations and reinvestment options, partial prepayments of outstanding loans may be required with the proceeds of asset sales, sales of equity and debt securities and with certain insurance and condemnation proceeds.

Additional term loans.  Under the Credit Agreement, the Borrower can request to borrow up to $75 million in additional terms loans.  If such additional loans are borrowed prior to December 15, 2007, they will be on the same terms as the Term Loan.  Thereafter, the terms of any such loans will be determined based on negotiations with the lenders thereof.  There is no commitment from the lenders under the Credit Agreement to make any such loans.

Use of Proceeds.  The borrowings under the Term Loan, together with operating cash, were used to repay all amounts due under the Company’s existing senior secured credit facility (the "Prior Credit Facility”).  The proceeds of any additional terms loans may be used for permitted acquisitions, capital expenditures, stock repurchases and working capital and other general corporate purposes.

Covenants.  The Credit Agreement contains financial covenants that require the Company to satisfy, on a consolidated basis, a maximum leverage ratio and a minimum fixed charge coverage ratio.  The Credit Agreement also contains a number of other usual and customary covenants that, among other things, limit the ability of the Borrower and its subsidiaries to incur additional debt, pay dividends, create liens, sell assets, make acquisitions or capital expenditures, enter into transactions with affiliates and otherwise undertake various corporate activities.

Events of default.  The Credit Agreement contains customary events of default, subject to specified grace periods and materiality thresholds, including defaults based on nonpayment of amounts due, breach of covenants, material inaccuracy of representations and warranties, specified defaults under other debt instruments, events of bankruptcy and insolvency, material judgments, specified events respecting our pension plans, dissolution and liquidation, change in control and invalidity of guarantees, other loan documents or security interests.

The description of the Credit Agreement set forth above is not complete and is qualified in its entirety by reference to the complete text thereof, which is attached as Exhibit 99.1 hereto and incorporated by reference herein.  The Credit Agreement has been included to provide investors and other interested persons with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The Credit Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Credit Agreement.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Credit Agreement and are modified in important part by the underlying disclosure schedules.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in this Form 8-K or the Company’s other public disclosures.

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Item 1.02               Termination of a Material Definitive Agreement.

In connection with the entry into the Credit Agreement described in Item 1.01 of this Current Report on Form 8-K, the Prior Credit Facility has been terminated and all amounts due thereunder have been repaid by the Company.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits:

10.1         Credit Agreement, dated as of June 15, 2007, entered into by and among the Company, Maidenform, Inc., the lenders listed therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Lender, and Caisse de dépôt et placement du Québec, as Sole Lead Arranger.

99.1         Press Release entitled “Maidenform Completes Refinancing of Credit Facility” issued by Maidenform Brands, Inc. on June 18, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: June 18, 2007	By:	/s/ Dorvin D. Lively
		Name:	Dorvin D. Lively
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit

10.1

Credit Agreement, dated as of June 15, 2007, entered into by and among the Company, Maidenform, Inc., the lenders listed therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Lender, and Caisse de dépôt et placement du Québec, as Sole Lead Arranger.

99.1	Press Release entitled “Maidenform Completes Refinancing of Credit Facility” issued by Maidenform Brands, Inc. on June 18, 2007.